UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2011

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report on Form 8-K/A is being filed as an amendment (Amendment) to the current report on Form 8-K filed by Hibbett Sports, Inc. (Company) on May 31, 2011 (Original Report).  The Original Report was filed to report the results of the matters submitted to a vote at the Company’s Annual Meeting of Stockholders (Annual Meeting) held May 26, 2011.  The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will perform future non-binding, advisory votes on the compensation of our named executive officers.  Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company held an advisory vote on the frequency of a stockholder vote on named executive officer compensation.  As previously reported in the Original Report, a majority of the shares present at the Annual Meeting voted, on an advisory basis, to hold future advisory votes on named executive officer compensation on an annual basis.  After consideration of the stockholder voting results, the Company’s Board of Directors (Board) has determined that the Company will hold an advisory vote on named executive officer compensation each year until the next required stockholder advisory vote on frequency of named executive officer compensation occurs or until the Board otherwise determines that a different frequency for advisory votes on named executive officer compensation is in the best interest of stockholders.  The Company is required to hold votes on such frequency every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

October 17, 2011	By:	/s/ Gary A. Smith
Gary A. Smith
Senior Vice President and Chief Financial Officer